UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 7, 2014, the Company filed with the State of Michigan its Restated Articles of Incorporation, attached hereto as Exhibit 3.1 (the “Restated Articles”) and incorporated herein by reference. The Restated Articles reflects the termination of the Company’s Preferred Stock designated as “Series C Convertible Preferred Stock” and that the 7,000 shares so designated became authorized but unissued Preferred Stock. Prior to such date, all of the outstanding Series C Convertible Preferred Stock were redeemed or converted to shares of the Company’s Common Stock.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of the Company on May 7, 2014, the Company’s stockholders elected the nine director nominees to the Board to serve one-year terms, ratified the appointment of Grant Thornton LLP to act as the Company’s independent registered public accounting firm for the year ended December 31, 2014, and approved, on an advisory basis, the compensation of the Company’s named executive officers. The results of the voting are shown below.

Proposal 1 – Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Lewis Booth	28,884,194	469,914	3,252,471
Francois Castaing	26,142,213	3,211,895	3,252,471
Daniel Coker	29,119,717	234,391	3,252,471
Sophie Desormiére	29,131,676	222,432	3,252,471
Maurice Gunderson	28,884,545	469,563	3,252,471
Oscar B. Marx	28,868,499	485,609	3,252,471
Carlos Mazzorin	28,841,360	512,748	3,252,471
Franz Scherer	28,910,773	443,335	3,252,471
Byron Shaw	28,885,295	468,813	3,252,471

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
32,414,221	13,233	179,125

Proposal 3 – Advisory Vote on Compensation of the Named Executive Officers

For	Against	Abstain	Broker Non-Votes
27,625,367	1,463,919	264,822	3,252,471

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.1	Restated Articles of Incorporation of Gentherm Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Kenneth J. Phillips
Kenneth J. Phillips
Vice-President and General Counsel

Date: May 7, 2014

Exhibit Index

3.1	Restated Articles of Incorporation of Gentherm Incorporated